UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 6, 2021

IOVANCE BIOTHERAPEUTICS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware
(State of Incorporation)

001-36860	75-3254381
Commission File Number	(I.R.S. Employer Identification No.)

999 Skyway Road, Suite 150
San Carlos, California	94070
(Address of Principal Executive Offices)	(Zip Code)

(650) 260-7120
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.000041666 per share	IOVA	The Nasdaq Stock Market, LLC

Item 1.01.	Entry into a Material Definitive Agreement.

As previously reported, Iovance Biotherapeutics, Inc. (referred to as “we”, “us”, “our” or the “Company”) entered into an Exclusive Patent License Agreement, or the Patent License Agreement, on February 9, 2015 with the National Institutes of Health (“NIH”), an agency of the U.S. Public Health Service within the Department of Health and Human Services, which replaced an earlier license from 2011, and which was subsequently amended on October 2, 2015. Pursuant to the Patent License Agreement as amended on October 2, 2015, the NIH granted us worldwide licenses, including exclusive and non-exclusive licenses, to certain technologies relating to autologous tumor infiltrating lymphocyte adoptive cell therapy products for the treatment of metastatic melanoma, lung, breast, bladder and HPV-positive cancers (the “Indications”).

Effective as of May 6, 2021, we have entered into an Amended and Restated Patent License Agreement, which includes the grant of additional exclusive, worldwide patent rights in the Indications to cytokine-tethered tumor infiltrating lymphocyte technology, and expands the non-exclusive, worldwide field of use to all cancers. The Amended and Restated Patent License Agreement requires us to pay royalties based on a percentage of net sales in jurisdictions where patent rights exist, which percentage can fall into a tier that may be less than one percent to mid-single digits depending upon certain events, including the exclusivity of the rights, and a percentage of revenues from sublicensing arrangements, and the Company expects lower overall royalty payments as a result. We also agreed to potential milestone payments on the achievement of certain clinical, regulatory and commercial sales milestones for each of the various indications and other direct costs incurred by the NIH pursuant to the agreement. We anticipate making a milestone payment in the low single-digit millions of dollars in conjunction with the approval of a Biologics License Application for any of our product candidates covered by the Amended and Restated Patent License Agreement. The term of the Amended and Restated Patent License Agreement continues until the expiry of the last-to-expire patent rights licensed thereunder, and the agreement contains standard termination provisions.

The foregoing description of the Amended and Restated Patent License Agreement is qualified in its entirety by reference to the Amended and Restated Patent License Agreement, a copy of which will be filed as an exhibit to the Company’s next periodic filing.

Item 2.02.	Results of Operations and Financial Condition.

On May 6, 2021, Iovance Biotherapeutics, Inc. (the “Company”) issued a press release announcing its financial results for the quarter ended March 31, 2021 and an update on recent developments. A copy of that press release is furnished as Exhibit 99.1.

The information furnished under this Item 2.02, including the accompanying Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liability of such section, nor shall such information be deemed to be incorporated by reference in any subsequent filing by the Company under the Securities Act of 1933, as amended, or the Exchange Act, regardless of the general incorporation language of such filing, except as specifically stated in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
99.1	Press Release of Iovance Biotherapeutics, Inc., dated May 6, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 6, 2021	IOVANCE BIOTHERAPEUTICS, INC.

	By:	/s/ MARIA FARDIS
Maria Fardis, Chief Executive Officer